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PROSPECTUS

SPHERIX INCORPORATED
43,029 SHARES OF COMMON STOCK

        The selling stockholder identified in this prospectus may sell, from time to time, up to 43,029 shares of common stock. We will not receive any proceeds from the sales of common stock by the selling stockholder. The selling stockholder may offer for sale the shares covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, in public or private transactions, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices, including in satisfaction of certain existing contractual obligations. For additional information on the methods of sale, you should refer to the section of this prospectus entitled "Plan of Distribution".

        Our common stock is quoted on the Nasdaq National Market under the symbol "SPEX". On June 8, 2004, the last reported sales price for our common stock on the Nasdaq National Market was $5.39.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 3.

        Neither the Securities and Exchange Commission nor any securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2004.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including in particular statements about our plans, objectives, expectations and prospects. You can identify these statements by forward-looking words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "seek" and similar expressions. Although we believe that the plans, objectives, expectations and prospects reflected in or suggested by our forward-looking statements are reasonable, those statements involve uncertainties and risks, and we can give no assurance that our plans, objectives, expectations and prospects will be achieved. Important factors that could cause our actual results to differ materially from the results anticipated by the forward-looking statements are contained herein under "Risk Factors" and elsewhere in this prospectus. Any or all of these factors could cause our actual results and financial or legal status for future periods to differ materially from those expressed or referred to in any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made.

        Unless the context otherwise requires, throughout this prospectus the words "Spherix," "we," "us" and "our" refer to Spherix Incorporated.

        Our principal executive officers are located at 12051 Indian Creek Court, Beltsville, Maryland 20705. Our telephone number is (301) 419-3900. We maintain an Internet web site at www.spherix.com. The information contained on our web site, or on other web sites linked to our web site, is not part of this prospectus.

OUR BUSINESS

        We engage in two (2) separate lines of business in our information services division and our biotechnology division.

        In our information services division, we provide contact center information and reservation services to both government and commercial enterprises via telephone call centers. Our ReserveWorld division provides call center, internet and point of sale reservation services to national, state and local parks and campgrounds. We are currently providing these services to the federal government, several states and two counties.

        In our biotechnology division, we have developed, and are continuing to attempt to further develop, products for commercial development. Our principal product is tagatose, a full-bulk, low-calorie sweetner. We have licensed the rights to manufacture tagatose as well as the rights to sell tagatose for food and beverage uses to a foreign entity in exchange for royalties based on sales. We are developing tagatose for various non-food uses under the brand name Naturlose.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus and in our other filings with the SEC, before buying shares of our common stock. Any of the risk factors we describe below could severely harm our business, financial condition and operating results. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You may lose all or part of the money you paid to buy our common stock.

RISKS RELATED TO OUR BUSINESS

        WE CONTINUE TO BE DEPENDENT ON OUR INFORMATION SERVICES DIVISION FOR NEARLY ALL OF OUR REVENUE.    We are almost entirely dependent on the information services division for our revenue. In 2002 and 2003, our information services division accounted for 94% and 99% of our revenue, respectively. Despite licensing tagatose in 1996 for food and beverage use, our principal biotechnology product, we have yet to receive any substantial royalties from the sales of tagatose by our licensee.

        OUR INFORMATION SERVICES BUSINESS IS CURRENTLY DEPENDENT UPON LOWER-MARGIN GOVERNMENT CONTRACTS.    Our information services business historically has been comprised of both government and commercial business, although the mix of such business has changed from time to time. Government business traditionally generates lower operating margins than commercial business. The government to commercial business mix was approximately 20 to 1 and 18 to 1 in 2003 and 2002, respectively.

        OUR LARGEST INFORMATION SERVICES CONTRACTS WILL BE REBID.    In 2003 and 2002, our National Park Service contract accounted for approximately 23% and 27% of our aggregate revenue, respectively. In December, 2002, we received notice of cancellation of our National Park Service contract. We were subsequently informed that this contract would be bundled with the National Forest Services contract, and that the bundled contract would be non-competitively awarded to one of our competitors. After a number of formal and informal proceedings, the bundled contract has been put out for competitive bidding. At present, our National Park Service contract has been formally extended through September 30, 2004. In 2003, our Maryland Information Center contract contributed 31% of our revenues. It is expected to be rebid in 2004. There can be no assurance that we will win ether the National Park Service or Maryland Information Center award and continue to provide these services.

        OUR INFORMATION SERVICES BUSINESS COULD BE ADVERSELY AFFECTED BY SIGNIFICANT CHANGES IN THE CONTRACTING OR FISCAL POLICIES OF THE U.S. FEDERAL GOVERNMENT.    We derive substantial revenues from contracts with the U.S. federal government and we believe that the success and development of our business will continue to depend on our successful participation in U.S. federal government contract programs. Accordingly, changes in U.S. federal government contracting policies could directly affect our financial performance. Among the factors that could materially adversely affect our U.S. federal government contracting business are:

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  budgetary constraints affecting U.S. federal government spending generally, or specific departments or agencies in particular, and changes in fiscal policies or available funding;

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  changes in U.S. federal government programs or requirements;

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  the adoption of new laws or regulations;

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  technological developments;

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  U.S. federal governmental shutdowns and other potential delays in the government appropriations process;

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  delays in the payment of our invoices by government payment officers due to problems with, or upgrades to, government information systems, or for other reasons;

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  competition and consolidation in the information services industry; and

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  general economic conditions.

        These or other factors could cause U.S. federal governmental agencies to reduce their purchases under contracts, to exercise their right to terminate contracts or not to exercise options to renew contracts, any of which could have a material adverse effect on our financial condition and operating results.

        Our government contracts may be terminated at any time prior to their completion, and if we do not replace them, our operating results may be harmed.

        We derive substantial revenues from government contracts that typically are awarded through competitive processes and span one or more base years and one or more option years. Government agencies generally have the right not to exercise these option periods. In addition, our contracts typically also contain provisions permitting a government client to terminate the contract on short notice, with or without cause. A decision not to exercise option periods or to terminate contracts would reduce the profitability of these contracts to us.

        Upon contract expiration, if the customer requires further services of the type provided by the contract, there is frequently a competitive rebidding process and there can be no assurance that we will win any particular bid, or that we will be able to replace business lost upon expiration or completion of a contract. The unexpected termination of one or more of our significant contracts could result in significant revenue shortfalls. The termination or nonrenewal of any of our significant contracts, short-term revenue shortfalls, the imposition of fines or damages or our suspension or debarment from bidding on additional contracts could harm operating results for those periods.

        Most government contract awards are subject to protest by competitors. These protests could also result in a requirement to resubmit bids for the contract or in the termination, reduction or modification of the awarded contract.

        OUR INFORMATION SERVICES BUSINESS IS RELIANT ON TECHNOLOGY; OUR INTELLECTUAL PROPERTY MAY BE MISAPPROPRIATED.    We have devoted significant resources to developing and acquiring specialized hardware and software in our information services business. In order to remain competitive, we must continue to select, invest in, acquire and develop new and enhanced technology on a timely basis. There can be no assurance that we will be successful in these efforts or in anticipating developments in technology. In addition, competitors could develop similar applications. Third parties could independently develop similar technology, obtain unauthorized access to our proprietary technology or misappropriate technology to which we have granted access.

        ROYALTIES FROM TAGATOSE SALES ARE UNCERTAIN.    We have developed tagatose, a full bulk, low calorie sweetner. In September 1996, we granted an exclusive license for use of tagatose in foods and beverages to a foreign entity. To date, tagatose has only been commercially introduced into a limited number of beverage products. We have not yet received any substantial royalties. We initiated an arbitration proceeding against our licensee due to the delay in bringing tagatose to market. We subsequently dismissed the arbitration in exchange for various agreements including an extension of the period we are entitled to receive royalties. Our prospects for receiving royalties from tagatose food and beverage sales are uncertain due to numerous factors, most of which are out of our control, including:

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  our licensee has exclusive control over the commercialization of tagatose for food and beverage uses;

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  the delay in bringing tagatose to market results in a shortening of the time we are entitled to royalties;

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  significant royalties are possible only if our licensee constructs a larger tagatose manufacturing facility and our licensee has not yet announced a decision to build such a facility; and

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  we are entitled to royalties only after reimbursing our licensee the ongoing costs of maintaining patent protection on tagatose throughout the world.

        WE HAVE NOT YET SUCCESSFULLY COMMERCIALIZED NATURLOSE.    We are in the process of attempting to develop other uses of tagatose, under the brand name Naturlose, in non-food products such as toothpaste, mouthwash, and over the counter and pharmaceutical drugs. We have secured an agreement from our tagatose food and beverage licensee to acquire sufficient tagatose for development and commercialization of Naturlose. To date, we have yet to secure any revenue from Naturlose sales.

        OTHER BIOTECH PRODUCTS ARE STILL IN THE DEVELOPMENT STAGE.    We may attempt to develop other biotech products. None of these has been developed to a stage where any significant revenue has been generated. Development of products will require significant additional research and development. Such additional effort will require substantial funding which may not be available to us. There can be no assurance that our research and development activities will result in any saleable products. Further, it is possible that we will license or seek an affiliation with a third party to bring some products to market. In such an event, we would likely have minimal control over the manufacture and marketing of such products.

        OUR ABILITY TO MARKET ANY BIOTECH PRODUCTS WE DEVELOP WILL DEPEND ON OBTAINING FDA AND FOREIGN REGULATORY APPROVALS.    Research, testing, manufacture, labeling, distribution, marketing and advertising of new products are subject to extensive regulation by governmental regulatory authorities in the United States and other countries. These rigorous regulatory approval processes can take five to ten years or more and require the expenditure of substantial resources. There can be no assurance that we will be able to obtain the necessary approvals for clinical testing or for the marketing of products.

        OUR SUCCESS WILL DEPEND, IN PART, ON OUR ABILITY TO OBTAIN AND MAINTAIN PATENT PROTECTION FOR OUR PRODUCTS.    We have several patents for tagatose and other products under development. No assurance can be given that any additional patents will be issued, that the protection of any patents that may be issued in the future will be significant, or that current or future patents will be held valid if subsequently challenged.

        WE HAVE SUSTAINED LOSSES IN THE PAST AND WE MAY SUSTAIN LOSSES IN THE FUTURE.    We have incurred losses in prior years, including the last two (2) years. Our net losses for the years ended December 31, 2003 and December 31, 2002 were $2.3 million and $2.9 million, respectively. There can be no assurance that we will return to profitable operations.

        WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL FINANCING THAT WE WILL NEED.    During 2003, our working capital decreased by $3.7 million, largely as a result of the loss incurred in 2003 and continued investment in our business. In recent years, we have funded our operations via private placements of our securities and the exercise of warrants issued as a part of such private placement transactions. We believe that we may need to raise more money to continue to finance our product development operations. We may also need to raise additional money to fund operations if the sales of tagatose as a food and beverage product continue to be delayed or are not as successful as we anticipate. We may not be able to obtain additional financing on acceptable terms, or at all.

        WE MAY NOT BE ABLE TO RETAIN OUR KEY EXECUTIVES AND PERSONNEL.    As a small company, our success depends on the services of key employees in executive and other positions. The loss of the services of one or more of such employees could have a material adverse effect on us.

        WE FACE INTENSE COMPETITION AND RAPID TECHNOLOGICAL ADVANCES BY COMPETITORS IN BOTH DIVISIONS.    Our competitors in the information services business are numerous. Many of our competitors have significantly greater financial, marketing and distribution resources than we do. Our competitors may succeed in developing or marketing technologies and products that are more effective than ours. Alternative sweetener(s) may adversely affect sales of tagatose.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

        THE PRICE OF SPHERIX' COMMON STOCK HAS BEEN HIGHLY VOLATILE DUE TO SEVERAL FACTORS WHICH WILL CONTINUE TO EFFECT THE PRICE OF OUR STOCK.    Our common stock has traded as low as $4.70 and as high as $9.30 between 6/1/03 and 5/31/04. Some of the factors leading to this volatility include:

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  price and volume fluctuations in the stock market at large which do not relate to our operating performance;

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  relatively small amounts of our stock trading on any given day;

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  fluctuations in our operating results;

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  announcements of technological innovations or new products which we or our competitors make;

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  developments with respect to patents or proprietary rights; and

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  the status of our licensee's efforts to market tagatose.

        THE PRICE OF SPHERIX SHARES MAY BE ADVERSELY AFFECTED BY THE PUBLIC SALE OF A SIGNIFICANT NUMBER OF THE SHARES ELIGIBLE FOR FUTURE SALE.    All outstanding shares of our common stock are freely tradable. A significant number of additional shares may be issued upon exercise of options or warrants, including a stock purchase warrant issued to an institutional investor. Sales of large amounts of common stock in the public market could materially adversely affect the market price. Such sales also may inhibit our ability to obtain future equity related financing on acceptable terms.

        WE MAY BE REMOVED FROM THE NASDAQ NATIONAL MARKET SYSTEM IF WE FAIL TO MAINTAIN CERTAIN MAINTENANCE CRITERIA.    Nasdaq inquired on one occasion whether we continue to meet the net tangible assets criterion for trading on the Nasdaq National Market System. We currently meet all requirements but our ability to continue to do so will depend on our future operations. The public trading volume of our common stock and the ability of our stockholders to sell their shares could be significantly impaired if we fail to meet the criteria and are removed from the Nasdaq National Market System.

        DIVIDENDS ON OUR COMMON STOCK ARE NOT LIKELY.    We do not anticipate paying dividends on our common stock. We presently intend to retain future earnings, if any, in order to provide funds for use in the operation and expansion of our business and for further research and development; accordingly, we do not anticipate paying cash dividends on our common stock in the foreseeable future. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in our common stock.

        BECAUSE OF THE RIGHTS AGREEMENT AND "ANTI-TAKEOVER" PROVISIONS IN OUR CERTIFICATE OF INCORPORATION AND BYLAWS, A THIRD PARTY MAY BE DISCOURAGED FROM MAKING A TAKEOVER OFFER WHICH COULD BE BENEFICIAL TO OUR STOCKHOLDERS.    In 2002, we adopted a shareholder rights plan. The effect of this rights plan and of certain provisions of our Certificate of Incorporation, By-Laws, and the anti-takeover provisions of the Delaware General Corporation Law, could delay or prevent a third party from acquiring us or replacing members of our board of directors, even if the acquisition or the replacements would be beneficial to our stockholders. These factors could also reduce the price that certain investors might be willing to pay for shares of the common stock and result in the market price being lower than it would be without these provisions.

        BECAUSE OF LIKELY FLUCTUATIONS IN THE PRICE OF OUR STOCK, WE MAY BE SUBJECT TO CLASS ACTION LITIGATION THAT COULD DISTRACT MANAGEMENT AND RESULT IN SUBSTANTIAL COSTS.    In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources from our operations and sales of our products, which would have a negative impact on our financial condition and results of operations.

        INSIDERS OWN A SIGNIFICANT PORTION OF OUR COMMON STOCK, WHICH COULD LIMIT OUR STOCKHOLDERS' ABILITY TO INFLUENCE THE OUTCOME OF KEY TRANSACTIONS.    As of December 31, 2003, our officers and directors and their affiliates owned approximately 23% of the outstanding shares of our common stock. As a result, our officers and directors are able to exert considerable influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors. The voting power of these stockholders could also discourage others from seeking to purchase our common stock, which might depress the price of our common stock.

        WE EXPERIENCE QUARTERLY VARIATIONS IN OUR OPERATING RESULTS.    We have experienced and expect to continue to experience quarterly variations in revenues and operating income as a result of many factors, including the seasonality of our information services business, timing of customers' budget processes and slowdowns or accelerations of work by customers. General work economic conditions may result in customer deferral of projects or cancellation in planned expenditures.

USE OF PROCEEDS

        We will receive no proceeds from any sales of common stock by the selling stockholder.

SELLING STOCKHOLDER

        The shares of our common stock to which this prospectus relates are being registered for sale by the selling stockholder named below. We have registered those shares to permit the selling stockholder to sell the shares when it deems appropriate. The selling stockholder may sell all, a portion or none of its shares.

        The following information is based upon information provided by the selling stockholder. There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares are being registered to permit public secondary trading of the shares, and the selling stockholder may offer the shares for resale from time to time.

        The following table sets forth the name of the selling stockholder, the number of shares of common stock owned beneficially as of June 1, 2004, and the number of shares which may be offered pursuant to this prospectus. If the selling stockholder sells all of its shares registered under this prospectus, the selling stockholder will then beneficially own none of our shares of common stock.

Name of Selling Stockholder	Shares Beneficially Owned(1)	Maximum Number of Shares Being Offered
Daksoft, Inc.	43,029	43,029

(1)
Except as otherwise noted, the information contained in the table above reflects "beneficial" ownership of the common stock within the meaning of Rule 13d-3 under the Exchange Act. On June 1, 2004, Spherix had 11,957,225 shares of common stock outstanding.

PLAN OF DISTRIBUTION

        The selling stockholder has advised us that its shares of the common stock covered by this prospectus may be sold at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices, including a satisfaction of certain existing contractual obligations. These sales may be effected in one or more transactions.

        The selling stockholder may sell the shares of common stock covered by this prospectus from time to time in any legal manner, including directly to purchasers or through underwriters, broker-dealers or agents, or through a combination of such methods, and such purchasers, underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or the selling stockholder. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        The selling stockholder has advised us that it has not entered into any agreements, arrangements or understandings with any underwriter, broker-dealer or agent regarding the sale of shares of our common stock.

        The selling stockholder may sell any or all of the shares of our common stock offered pursuant to this prospectus. Any securities of the selling stockholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        The selling stockholder has agreed that it will sell no shares of the common stock prior to September 1, 2004, and thereafter it will limit sales to maximum increments of 1,000 shares per day and 12,000 shares per month.

DESCRIPTION OF SECURITIES TO BE REGISTERED

        Our authorized capital stock consists of 18,000,000 shares of common stock, $.005 par value, and 2,000,000 shares of preferred stock, $.01 par value. As of the close of business on June 1, 2004, there were 11,957,225 shares of common stock outstanding and no shares of preferred stock outstanding.

        The holders of common stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. In the event of the dissolution of Spherix, the holders of common stock are entitled to share ratably in the assets legally available for distribution to its shareholders after the payment of the liquidation preference of any outstanding preferred stock. The holders of the common stock have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments. The common stock currently outstanding is, and the common stock issued in this offering will be, validly issued, fully paid and nonassessable.

        Except as otherwise provided in our charter or required by law, the holders of shares of common stock are entitled to one vote per share on all matters to be voted on by shareholders and do not have the right of cumulative voting in connection with elections for directors, which means the holders of more than half the outstanding shares of common stock can elect all of the directors.

        We are also authorized to issue 2,000,000 shares of preferred stock. Our Board of Directors is authorized to issue the preferred stock in one or more series and, with respect to each series, to determine the preferences and rights and the qualifications, limitations, or restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, the number of shares constituting each series and the designation of such series. The Board of Directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting rights of the holders of the common stock.

        One of the effects of the preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Spherix by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the management.

DIVIDEND POLICY

        We have not paid any dividends in the past and do not intend to pay cash dividends on our common stock for the foreseeable future. Instead, for the foreseeable future, we intend to retain our earnings, if any, for use in the operation and expansion of our business. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, our results of operations and our current and anticipated cash needs. Our financing facility currently prohibits, and future debt agreements will likely restrict, the payment of cash dividends on our common stock.

LEGAL MATTERS

        Baxter, Baker, Sidle, Conn & Jones, P.A. of Baltimore, Maryland, our counsel in connection with the offering, has issued an opinion about the validity of the securities being offered.

EXPERTS

        The consolidated financial statements of Spherix Incorporated as of December 31, 2003, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Grant Thornton LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 or at its regional public reference rooms in New York, New York or Chicago, Illinois. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an internet site at http://www.sec.gov where certain information regarding issuers (including Spherix) may be found.

        This prospectus is part of a registration statement that we filed with the SEC (Registration No. 333-116422). The registration statement contains more information than this prospectus regarding Spherix and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares (excluding any that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 9 or 12 of Form 8-K):

        Our Annual Report on Form 10-K for the year ended December 31, 2003.

        Our Proxy Statement for the Annual Stockholders Meeting held on May 18, 2004.

        Our Quarterly Report on Form 10-Q for the period ended March 31, 2004.

        Our Current Reports on Form 8-K filed on February 20, 2004, March 31, 2004 and May 13, 2004.

        You may request a copy of these documents (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at:

  Spherix Incorporated
  12051 Indian Creek Court
  Beltsville, Maryland 20705
  Attention: Katherine M. Brailer, Corporate Secretary
  Telephone: (301) 419-3900

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

        This prospectus also relates to preferred stock purchase rights attached to the common stock offered hereby. References in this prospectus to common stock shall be deemed to include the preferred stock purchase rights attached hereto.

43,029 SHARES

SPHERIX INCORPORATED

COMMON STOCK

PROSPECTUS

July 1, 2004

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TABLE OF CONTENTS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
OUR BUSINESS
RISK FACTORS
RISKS RELATED TO OUR BUSINESS
RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK
USE OF PROCEEDS
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES TO BE REGISTERED
DIVIDEND POLICY
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE